                                                                     EXHIBIT 4.4

                             iPAYMENT HOLDINGS, INC.

                           PIGGY-BACK RIGHTS AGREEMENT

         This PIGGY-BACK RIGHTS AGREEMENT (the "Agreement") is entered into as of the 9th day of August 2002, by and among iPAYMENT HOLDINGS, INC., a Tennessee corporation (the "Company") and those persons identified on Exhibit A attached hereto (collectively, the "Investors" and each individually an "Investor").

                                    RECITALS

         WHEREAS, the Company has entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of the date hereof, by and between the Company, ODC Acquisition Sub, Inc., and OnLine Data Corp. ("ODC"), whereby the shareholders of ODC received (i) a total of 1,825,000 shares of the Corporation's common stock, par value $.01, (ii) Two Million and No/100 Dollars ($2,000,000.00) and (iii) Subordinated Promissory Notes, which, in the aggregate, total Five Million and No/100 Dollars ($5,000,000.00);

         WHEREAS, it is a condition to closing pursuant to the Merger Agreement, that the Investors enter into this Agreement; and

         WHEREAS, each of the parties hereto shall receive a substantial benefit from the closings of the transactions pursuant to the Merger Agreement.

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties mutually agree as follows:

1.       General.

         1.1. Definitions. As used in this Agreement the following terms shall have the following respective meanings:

                  "Common Stock" means the common stock, no par value, of the Company.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar, successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

                  "Initial Offering" means the closing of a firm commitment underwritten public offering of the Common Stock pursuant to an effective registration statement under the Securities Act (as defined below) at a price per share of not less than $8.00 (as adjusted for any stock dividends, combinations or splits with respect to such shares effected after the date of this Agreement) and proceeds to the Company of not less than $20,000,000 (after deduction of Selling Expenses (as hereinafter defined)).

                  "Preferred Stock" means the preferred stock, no par value, of the Company.

                  "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

                  "Registrable Securities" means (i) Common Stock of the Company held by the Investors; and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned.

                  "Registrable Securities then outstanding" shall be the number of shares determined by calculating the total number of shares of the Common Stock that are Registrable Securities and either (l) are then issued and outstanding or (2) are issuable pursuant to then exercisable warrants or convertible securities.

                  "Registration Expenses" shall mean all expenses incurred by the Company in complying with Section 2.2, including, without limitation, all registration and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Investors, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar, successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

                  "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale.

                  "SEC" or "Commission" means the Securities and Exchange Commission.

2.       Registration; Restrictions on Transfer.

         2.1.     Restrictions on Transfer.

                  (a) Each Investor agrees not to make any disposition of all or any portion of the Registrable Securities held by him unless and until:

                           (i) There is then in effect a registration statement
under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                           (ii) Such Investor shall have notified the Company of
the proposed disposition, and, if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the

Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                  (b) Notwithstanding the provisions of paragraphs a(i) and a(ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer that would not commence a new holding period under Rule 144(d) where such transfer is made by an Investor which is (i) a partnership (A) to its partners or former partners in accordance with partnership interests or
(B) to its affiliate (as defined in Rule 405 promulgated under the Securities
Act), (ii) a corporation either (A) to its shareholders in accordance with their interest in the corporation or (B) to its affiliate (as defined in Rule 405 promulgated under the Securities Act), (iii) a limited liability company (A) to its members or former members in accordance with their interest in the limited liability company or (B) to its affiliate (as defined in Rule 405 promulgated under the Securities Act), or (iv) to the Investor's family member or trust for the benefit of an individual Investor, provided the transferee will be subject to the terms of this Section 2.1 to the same extent as if he were an original Investor hereunder.

                  (c) Each certificate representing the Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required by the Company's Bylaws under applicable state securities laws or as provided elsewhere in this Agreement):

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                  (d) The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

                  (e) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

         2.2. Piggyback Registrations. The Company shall notify all Investors in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of any follow-on public offering of securities of the Company (excluding registration statements relating to the Company's initial public offering, employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act), and will afford each such Investors an opportunity to include in such registration statement all or part of such Registrable Securities held by such Investor. Each Investor desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. If an Investor decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Investor shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to follow-up offerings of its securities, all upon the terms and conditions set forth herein.

                  (a) Underwriting. If the registration statement under which the Company gives notice under this Section 2.2 is for an underwritten offering, the Company shall so advise the Investors. In such event, the right of any such Investor to be included in a registration pursuant to this Section 2.2 shall be conditioned upon such Investor's participation in such underwriting and the inclusion of such Investor's Registrable Securities in the underwriting to the extent provided herein. All Investors proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be reduced pro rata among the Investors and those persons other than the Company who are parties to that certain Investors Rights Agreement dated, April 12, 2001, as amended by Amendment No. 1 to the Investor Rights Agreement, dated, March 19, 2002 (collectively, the "Prior Investors"), requesting inclusion in the underwritten offering based upon the number of shares so requested to be registered; provided, however, that such number of shares shall not be reduced until all shares to be included in such underwriting for the account of any person other than the Company, the Prior Investors or the Investors have been removed from such underwriting.

                  (b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.2 prior to the effectiveness of such registration whether or not any Investor has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.3 hereof.

         2.3. Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration under Sections 2.2 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. If the Investors are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested.

         2.4. Obligations of the Company. Whenever the Company has received notice of an Investor's exercise of his rights under Section 2.2 hereof, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to the Investors such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (d) Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Investors, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Investor holding Registrable Securities participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) Notify each Investor covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of any Investor, prepare and furnish to such Investor a reasonable number of copies of a supplement to, or an amendment of, such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         2.5. Termination of Registration Rights. All registration rights granted to an Investor under this Section 2 shall terminate and be of no further force and effect upon such date as all shares of Registrable Securities held or entitled to be held upon conversion by such Investor may immediately be sold under Rule 144(k) during any ninety (90) day period.

         2.6.     Delay of Registration; Furnishing Information.

                  (a) No Investor shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

                  (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2 that the selling Investors shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

         2.7. Indemnification. In the event any Registrable Securities are included in a registration statement under Section 2.2:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Investor, the partners, officers, directors and legal counsel of each Investor, any underwriter (as defined in the Securities Act) for such Investor and each person, if any, who controls such Investor or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Investor, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Investor, partner, officer, director, underwriter or controlling person of such Investor.

                  (b) To the extent permitted by law, each Investor will, if Registrable Securities held by such Investor are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, and legal counsel and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other

Investor selling securities under such registration statement or any of such other Investor's partners, directors or officers or any person who controls such Investor, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Investor, or partner, director, officer or controlling person of such other Investor may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Investor under an instrument duly executed by such Investor and stated to be specifically for use in connection with such registration; and each such Investor will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Investor, or partner, officer, director or controlling person of such other Investor in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor, which consent shall not be unreasonable withheld.

                  (c) Promptly after receipt by an indemnified party under this
Section 2.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.7.

                  (d) If the indemnification provided for in this Section 2.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by an Investor hereunder exceed the proceeds from the offering received by such Investor.

                  (e) The obligations of the Company and Investor under this
Section 2.7 shall survive completion of any offering of Registrable Securities in a registration statement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

         2.8. "Market Stand-Off" Agreement. If requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Investor shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Investor (other than those included in the registration) for a period specified by the representative of the underwriters. The obligations described in this Section
2.8 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said restricted period.

         3.       Miscellaneous.

         3.1. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Tennessee.

         3.2. Survival. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Investor and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

         3.3. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

         3.4. Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         3.5. Amendment and Waiver. Except as otherwise expressly provided, this Agreement may be amended or modified, and the obligations of the Company and the rights of the Investors under this Agreement may be waived, only upon the written consent of the Company and the Investors holding at least seventy-five percent (75%) of the Registrable Securities then outstanding; provided, however, that no amendment shall be made to any provision of this Agreement that has an adverse effect on any party's rights under this Agreement without the written consent of such adversely-effected party.

         3.6. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Investor, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Investor's part of any breach, default or noncompliance under this Agreement or any waiver on such Investor's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Investors, shall be cumulative and not alternative.

         3.7. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address as such party may designate by ten
(10) days advance written notice to the other parties hereto.

         3.8. Attorneys' Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         3.9. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         3.10. Pronouns. All pronouns contained herein and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties hereto may require.

         3.11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         3.12. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the matters set forth herein, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein.

                      (SIGNATURES BEGIN ON FOLLOWING PAGE)

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.


                                       COMPANY:

                                       iPAYMENT HOLDINGS, INC.


                                       By:   /s/ Greg Daily
                                          --------------------------------------
                                       Title:
                                             -----------------------------------


                                       INVESTORS:

                                       SEE NEXT PAGE

                                         /s/ Allen Caviles
                                       -----------------------------------------

                                       Allen Caviles

                                         /s/ Kristen Gramigna
                                       -----------------------------------------

                                       Kristen Gramigna

                                         /s/ Bob Hurley
                                       -----------------------------------------

                                       Bob Hurley

                                         /s/ Cindy Joyce
                                       -----------------------------------------

                                       Cindy Joyce

                                         /s/ Karen Koziol
                                       -----------------------------------------

                                       Karen Koziol

                                         /s/ Nicole Mondia
                                       -----------------------------------------

                                       Nicole Mondia

                                         /s/ John Rante
                                       -----------------------------------------

                                       John Rante

                                         /s/ Bill Schlunz
                                       -----------------------------------------

                                       Bill Schlunz

                                         /s/ Nicole Smith
                                       -----------------------------------------

                                       Nicole Smith

                           ACKNOWLEDGEMENT AND CONSENT

         IN WITNESS WHEREOF, the parties below hereby acknowledge and consent to the execution and delivery of this Agreement by iPayment Holdings, Inc. as of the date set forth in the first paragraph hereof.



                                    FIRST AVENUE PARTNERS, L.P.

                                    By:  Front Street, LLC, GP, its General
                                         Partner


                                    By:   /s/  David M. Wilds
                                          --------------------------------------
                                    Name:      David M. Wilds
                                          --------------------------------------
                                    Title:
                                          --------------------------------------

                                    HARBINGER MEZZANINE PARTNERS, L.P.

                                    By:  Harbinger Mezzanine GP, LLC,
                                         its General Partner

                                         By:  Harbinger Mezzanine Manager, Inc.,
                                              its Manager


                                    By:   /s/ John C. Harrison
                                          --------------------------------------
                                    Name:      John C. Harrison
                                          --------------------------------------
                                    Title:   Director
                                          --------------------------------------


                                    CAYMAS, LLC


                                    By:   /s/ Greg Daily
                                          --------------------------------------
                                    Name:      Greg Daily
                                          --------------------------------------
                                    Title:
                                          --------------------------------------

                                      /s/ Gregory S. Daily
                                    --------------------------------------------
                                    Gregory S. Daily


                                      /s/ Carl Grimstad
                                    --------------------------------------------
                                    Carl Grimstad

                                    STREAM FAMILY LIMITED PARTNERSHIP


                                    By:   /s/ Bruce N. Kirkpatrick
                                          --------------------------------------
                                    Name:     Bruce N. Kirkpatrick
                                          --------------------------------------
                                    Title:   Secretary & Treasurer
                                          --------------------------------------
                                          Matilda Stream Management, Inc.
                                          Managing General Partner


                                    SUMMIT VENTURES V, L.P.

                                    By:    Summit Partners V, L.P.,
                                           its General Partner

                                    By:    Summit Partners, LLC,
                                           its General Partner

                                    By:      /s/ Peter Y. Chung
                                           -------------------------------------
                                    Name:  Peter Y. Chung
                                    Title: Member

                                    SUMMIT VENTURES V COMPANION FUND, L.P.

                                    By:    Summit Partners V, L.P.,
                                           its General Partner

                                    By:    Summit Partners, LLC,
                                           its General Partner

                                    By:      /s/ Peter Y. Chung
                                           -------------------------------------
                                    Name:  Peter Y. Chung
                                    Title: Member

                                    SUMMIT V ADVISORS FUND, L.P.

                                    By:      Summit Partners V, L.P.,
                                             its General Partner

                                    By:      Summit Partners, LLC,
                                             its General Partner

                                    By:        /s/ Peter Y. Chung
                                             -----------------------------------
                                    Name:    Peter Y. Chung
                                    Title:   Member


                                    SUMMIT V ADVISORS (QP) FUND, L.P.

                                    By:      Summit Partners V, L.P.,
                                             its General Partner

                                    By:      Summit Partners, LLC,
                                             its General Partner

                                    By:        /s/ Peter Y. Chung
                                             -----------------------------------
                                    Name:    Peter Y. Chung
                                    Title:   Member


                                    SUMMIT INVESTORS III, L.P.


                                    By:        /s/ Peter Y. Chung
                                             -----------------------------------
                                    Name:    Peter Y. Chung
                                    Title:   Authorized Signatory


                                    RANDOLPH STREET PARTNERS


                                    By:        /s/ Ted H. Zook
                                             -----------------------------------
                                    Name:      Ted H. Zook
                                             -----------------------------------
                                    Title:     Authorized Signatory
                                             -----------------------------------


                                    RANDOLPH STREET PARTNERS 1998 DIF, LLC


                                    By:        /s/ Ted H. Zook
                                             -----------------------------------
                                    Name:      Ted H. Zook
                                             -----------------------------------
                                    Title:     Authorized Signatory
                                             -----------------------------------

                                    SYCR INVESTMENT FUND I, LLC


                                    By:        /s/ Lawrence B. Cohn
                                             -----------------------------------
                                    Name:      Lawrence B. Cohn, Esq.
                                             -----------------------------------
                                    Title:     Member
                                             -----------------------------------

                                    By:        /s/ Stephen T. Freeman
                                             -----------------------------------
                                    Name:      Stephen T. Freeman, Esq.
                                             -----------------------------------
                                    Title:     Member
                                             -----------------------------------